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                                                                    Exhibit 99.1

                                TRUST INSTRUMENT
                            SAFECO TAXABLE BOND TRUST

                                    EXHIBIT A

The Safeco Taxable Bond Trust consists of the following Series and Classes:

     1.   Safeco Intermediate-Term U.S. Government Fund
               Investor Class
               Advisor Class A
               Advisor Class B
               Advisor Class C

     2.   Safeco High-Yield Bond Fund
               Investor Class
               Advisor Class A
               Advisor Class B
               Advisor Class C

As of October 1, 2003